                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                           IBIS TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

[LOGO]

                                                                   April 3, 2000

Dear Stockholder,

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 10:00 a.m. (local time) on Thursday, May 4, 2000 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

    At the Annual Meeting, two persons will be elected to the Board of Directors. The Company will also ask the stockholders to approve the adoption of the Company's 2000 Employee Stock Purchase Plan and the reservation of 300,000 shares of Common Stock for issuance under this plan, ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000 and to approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock. The Board of Directors recommends A VOTE FOR these proposals.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                        Sincerely,
                                        /s/ Martin J. Reid

                                        MARTIN J. REID
                                        President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                          IBIS TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2000

To the Stockholders of Ibis Technology Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 4, 2000 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 10:00 a.m. (local time) for the following purposes:

1. To elect two members to the Board of Directors to serve for a term ending in 2003 and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to approve the adoption of the Company's 2000 Employee Stock Purchase Plan and the reservation of 300,000 shares of Common Stock for issuance under this plan.

3. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

4. To consider and act upon a proposal to approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

5. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Debra L. Nelson
                                        ----------------------------------------

                                        Debra L. Nelson
                                        Clerk

April 3, 2000

                          IBIS TECHNOLOGY CORPORATION
                              32 CHERRY HILL DRIVE
                               DANVERS, MA 01923
                                  978-777-4247
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 4, 2000 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

    This Proxy Statement and the accompanying proxy are being mailed on or about April 3, 2000 to all Stockholders entitled to notice of and to vote at the Meeting.

    Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein, FOR the adoption of the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 300,000 shares of Common Stock for issuance under the Purchase Plan, FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000, and FOR the approval of an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.008 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

    The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required for the election of Directors. The affirmative vote of a majority of the outstanding shares entitled to vote at the Meeting is required to approve the amendment to the Articles of Organization to increase the number of authorized shares of Common Stock. With respect to all other matters to be acted upon at the Meeting, the affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to approve a proposal.

    With respect to the tabulation of votes on the proposal to amend the Company's Articles of Organization to increase the number of authorized shares of Common Stock, abstentions and broker non-votes count as votes against the proposal. With respect to the tabulation of votes on all other matters, abstentions and broker non-votes have no effect on the vote.

    The close of business on March 10, 2000 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 10, 2000, the Company had 8,259,477 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $4,000 plus reimbursement of expenses.

    The Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

    The following table sets forth certain information as of February 29, 2000 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer named in the Summary Compensation Table on p. 9 hereof, and
(iv) all current directors and executive officers as a group.

                                                                      SHARES
                                                              BENEFICIALLY OWNED (1)
                                                              ----------------------
NAME AND ADDRESS**                                              NUMBER      PERCENT
------------------                                            ----------   ---------
Gilder Gagnon Howe & Co., LLC (2)...........................  1,213,395      14.74%
  1775 Broadway, 26(th) Floor
  New York, New York 10019
Robert M. Sussman (3).......................................    550,400       6.69%
  c/o Bentley Capital Management
  520 Madison Avenue, 41(st) Floor
  New York, New York 10022
Martin J. Reid (4)..........................................     75,000          *
Bernhard F. Cordts, III, Ph.D. (5)..........................     43,971          *
Angelo V. Alioto............................................     39,483          *
Debra L. Nelson, C.P.A. (6).................................     32,283          *
Julian G. Blake, Ph.D. (7)..................................     27,916          *
Robert P. Dolan (8).........................................     25,309          *
Robert L. Gable (9).........................................     12,500          *
Donald F. McGuinness (10)...................................     10,750          *
Peter H. Rose, Ph.D.(11)....................................      8,750          *
Geoffrey Ryding, Ph.D. (12).................................      8,240          *
Dimitri Antoniadis, Ph.D. (13)..............................      5,250          *
Leslie B. Lewis (14)........................................      3,750          *
Lamberto Raffaelli..........................................         --          *
Executive Officers and Directors as a group.................    293,202       3.49%
(13 Persons) (15)

------------------------

 * Represents beneficial ownership of less than 1% of the outstanding Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on February 29, 2000 was 8,232,179. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 29, 2000, plus shares of Common Stock subject to options held by such person or group at February 29, 2000 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(2) This information, except the percentage beneficially owned, is as of January 31, 2000 and is based solely on a Schedule 13G (Amendment No. 3) filed on February 10, 2000 with the Securities and Exchange Commission by Walter Weadock, a member of Gilder Gagnon & Howe. Certain members and/or employees of Gilder Gagnon & Howe claim shared dispositive power with respect to these shares.

(3) This information, except the percentage beneficially owned, is as of September 9, 1999 and is based solely on a Schedule 13G (Amendment No. 1) filed on September 21, 1999 with the Securities and Exchange Commission by Robert M. Sussman. Mr. Sussman claims shared voting and dispositive power with respect to 290,300 of these shares and sole voting and dispositive power with respect to the remaining 260,100 shares.

(4) Includes 73,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(5) Includes 1,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(6) Includes 28,083 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(7) Includes 27,916 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(8) Includes 4,172 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(9) Consists of 7,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(10) Includes 10,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(11) Consists of 8,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(12) Consists of 1,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(13) Consists of 5,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(14) Consists of 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000.

(15) See footnotes 4 through 14 above. Also includes 172,171 shares of Common Stock held directly by other executive officers of the Company and shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2000 held by such executive officers.

                                   MANAGEMENT

DIRECTORS

    The Company's Restated Articles of Organization and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Articles of Organization and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members, classified into three classes as follows: Geoffrey Ryding and Leslie B. Lewis constitute a class with a term which expires at the upcoming Meeting (the
"Class III directors"), Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2001 (the "Class I directors"), Peter
H. Rose, Donald F. McGuinness and Lamberto Raffaelli constitute a class with a
term ending in 2002 (the "Class II directors").   At each annual meeting of
stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    On February 24, 2000, the Board of Directors voted to nominate Geoffrey Ryding and Leslie B. Lewis for election at the Meeting for a term of three years to serve until the 2003 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (Class I directors), and Peter H. Rose, Donald F. McGuinness and Lamberto Raffaelli (Class II directors) will serve until the Annual Meeting of Stockholders to be held in 2001 and 2002, respectively, and until their respective successors have been elected and qualified.

    The names of the Company's current directors and certain information about them are set forth below:

NAME                                       AGE                        POSITION
---------------------------------------  --------   ---------------------------------------------
Martin J. Reid.........................     58      President, Chief Executive Officer and
                                                    Director
Dimitri Antoniadis, Ph.D...............     53      Director
Robert L. Gable (2)....................     69      Director
Leslie B. Lewis (2)....................     59      Director
Donald F. McGuinness (1)...............     67      Director
Lamberto Raffaelli (1).................     49      Director
Peter H. Rose, Ph.D. (2)...............     75      Director
Geoffrey Ryding, Ph.D (1)..............     58      Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    The following is a brief summary of the background of each director of the
Company:

    MARTIN J. REID joined Ibis in December 1997 as President and Chief Executive Officer and as a director. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries, a publicly-held manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry. He served as a director of Alpha Industries from 1985 to January 1998, of Secure Technology from 1997 to August 1998 and of Asahi America from 1997 to November 1999, which merged with Asahi Organic Chemical in December 1999.

    DIMITRI ANTONIADIS, PH.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978.

    ROBERT L. GABLE was appointed to the Board of Directors in 1997. He has been a director and advisor (November 1998--October 1999), Chairman
(June 1990--July 1998) and Chief Executive Officer (June 1990--October 1997) of Unitrode Corporation, a publicly held company which was acquired by Texas Instruments in October 1999. Mr. Gable is also a director of New England Business Service, Inc. and Evercel, Inc., each of which is a publicly-held company.

    LESLIE B. LEWIS was appointed to the Board of Directors in 1998. Since 1985, he has been President of Asahi America, Inc., which merged with Asahi Organic Chemical in December 1999. He has been Chief Executive Officer of Asahi since 1989 and Chairman since 1996. He is also Chairman of Quail Piping
Products, Inc.

    DONALD F. MCGUINNESS was appointed to the Board of Directors in 1996. He has been the Chairman (November 1988--present) President and Chief Executive Officer (November 1988 to February 1999) of White Electronic Designs, Inc., a publicly-held company which was acquired by Bowmar Instrument Corporation in October 1998. He is also a director of Cabletron Systems, Inc., a publicly-held company.

    LAMBERTO RAFFAELLI was appointed to the Board of Directors in 1998. Since 1994, he has been President and Chief Executive Officer of Arcom, Inc. which was acquired by Quandrant-Vectron a division of Dover Corporation International in September 1999.

    PETER H. ROSE, PH.D. has served as director of the Company since 1988. He has been Vice President of Research at Orion Equipment, Inc. since 1998. In July 1993, Dr. Rose founded and became Chairman of Krytek Corporation, a manufacturer of aerosol cleaning equipment for the semiconductor industry which merged with Beta Gamma, LLC in September 1999. He is a director of Ion Implant Services, Orion Equipment, Inc., Epion Corporation and Niton Corporation.

    GEOFFREY RYDING, PH.D. joined Ibis in May 1992 as President and Chief Operating Officer and as a director. In December 1993, he was elected as Chief Executive Officer of the Company. He resigned as President and Chief Executive Officer effective December 1, 1997. He has been a director of Orion
Equipment, Inc. since August 1997 and President of Orion since January 1998.

    COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    MEETING ATTENDANCE. During the fiscal year ended December 31, 1999, there were five meetings of the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1999.

    AUDIT COMMITTEE. The Audit Committee has three members and currently consists of Lamberto Raffaelli, Donald F. McGuinness and Geoffrey Ryding.
Mr. McGuinness and Dr. Ryding were appointed to the Audit Committee in February 2000. For fiscal 1999, the Audit Committee consisted of Richard Hodgson, Dimitri Antoniadis and Lamberto Raffaelli. The Audit Committee met once in 1999. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

    COMPENSATION COMMITTEE. The Compensation Committee has three members and currently consists of Peter H. Rose, Robert L. Gable and Leslie B. Lewis.
Mr. Lewis was appointed to the Compensation Committee in February 2000. For fiscal 1999, the Compensation Committee consisted of Donald F. McGuinness, Robert L. Gable and Peter H. Rose. The Compensation Committee met once during fiscal 1999 and acted by unanimous written consent pursuant to Massachusetts law. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1988 Stock Option Plan, the 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan") and the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan").

    NOMINATING COMMITTEE. The Company does not have a standing Nominating Committee.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1999, the Compensation Committee had three members, Peter H. Rose, Donald McGuinness and Robert L. Gable. No executive officer or employee of the Company is a member of the Compensation Committee.

    PRICING COMMITTEE. The Pricing Committee was formed in August 1999 to establish the offering price per share to be sold in the Company's public offering of 1,000,000 shares of its Common Stock, the amount of the discounts and/or commissions granted to the Underwriter of the offering, and the number of shares of Common Stock to be sold by the Company in the offering. All members of the Pricing Committee, consisting of Martin J. Reid and Robert L. Gable, participated in one meeting.

    COMPENSATION OF DIRECTORS

    Pursuant to the Company's 1993 Plan and 1997 Plan, each non-employee director of the Company then serving as a director is automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock following each Annual Meeting of Stockholders of the Company, and any new non-employee directors will be automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Non-employee directors of the Company have been automatically granted the following options under the 1993 and 1997 Plans as of December 31, 1999:

                                                    AGGREGATE     WEIGHTED AVERAGE
DIRECTOR                                          OPTION GRANTS    EXERCISE PRICE
------------------------------------------------  -------------   ----------------
Peter H. Rose, Ph.D.............................      7,500(1)         $10.28
Dimitri Antoniadis, Ph.D........................      5,000(1)         $12.00
Donald F. McGuinness............................      5,000(1)         $12.00
Robert L. Gable.................................      3,750(1)         $15.08
Leslie B. Lewis.................................      2,500(1)         $16.81
Lamberto Raffaelli..............................      2,500(1)         $16.81

------------------------

(1) All options have vested with the exception of an option for 1,250 shares granted prior to the Company's 1999 Annual Meeting. Such option was granted at an exercise price of $23.19 per share and vests in full immediately prior to the Annual Meeting.

    In addition, Dr. Antoniadis and Messrs. McGuinness, Gable, Lewis and Raffaelli were each granted an option to purchase 7,500 shares upon their election to the Board of Directors in July 1996, July 1996, July 1997, November 1998 and November 1998, respectively, at exercise prices of $6.50, $6.50, $9.75, $10.44 and $10.44, respectively. Each of these options vest in three equal annual installments commencing one year from the date of grant.

    The Company pays each non-employee director (Dr. Rose, Dr. Antoniadis,
Mr. McGuinness, Mr. Gable, Dr. Ryding, Mr. Lewis and Mr. Raffaelli) $1,000 for each meeting of the Board of Directors and committees of the Board that each of them attends and reimburses each of them for their expenses incurred in attending such meetings. In 1999, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $43,000.

EXECUTIVE OFFICERS

    The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for the Chief Executive Officer, who has an employment agreement with the Company, all executive officers serve at the pleasure of the Board of Directors.

NAME                              AGE                        POSITION
------------------------------  --------   --------------------------------------------
Debra L. Nelson, C.P.A........     36      Chief Financial Officer, Treasurer and Clerk
Angelo V. Alioto..............     53      Vice President of Sales and Marketing
Julian G. Blake, Ph.D.........     55      Vice President of Engineering
Bernhard F. Cordts III,            48      Vice President of Wafer Technology
  Ph.D........................
Robert P. Dolan...............     40      Vice President of Wafer Manufacturing

    DEBRA L. NELSON returned to Ibis in February 1998 as Chief Financial Officer, Treasurer and Clerk. From November 1996 to January 1998 Ms. Nelson was Chief Financial Officer of Rockport Trade Systems, Inc. Ms. Nelson originally joined Ibis in January 1990 and became the Controller in May 1992 and its Treasurer and Clerk in December 1993.

    ANGELO V. ALIOTO joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996.

    JULIAN G. BLAKE, PH.D. joined the Company in 1998 as Director of Technology. In February 1999, he was appointed Vice President of Engineering. From 1983 to 1998, Dr. Blake was Technical Director at the Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations of Eaton Corporation, a publicly-held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets.

    BERNHARD F. CORDTS, III, PH.D. joined the Company in 1988 as Process Development Manager. In January 1997, he was appointed Vice President of Wafer Technology.

    ROBERT P. DOLAN, joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid to or earned by the following individuals for services rendered to the Company in all capacities during the Company's last three fiscal years: (i) the Chief Executive Officer of the Company (the "CEO") as of December 31, 1999, and (ii) the four most highly compensated executive officers of the Company (other than the CEO) as of December 31, 1999 whose salary and bonus earned during fiscal 1999 exceeded $100,000 (all of these current and former officers are referred to herein collectively as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION       AWARDS
                                                     --------------------   ------------
                                                                             SECURITIES
                NAME AND                   FISCAL                            UNDERLYING       ALL OTHER
           PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
----------------------------------------  --------   ---------   --------   ------------   ---------------
Martin J. Reid (1)......................    1999     $192,500    $31,800        50,000           $520(4)
President and Chief Executive Officer       1998     $175,000         --            --           $900(4)
                                            1997      $20,200         --       140,000               --
Debra L. Nelson (2).....................    1999     $105,200    $13,900        19,000           $ 60(4)
Chief Financial Officer, Treasurer          1998      $88,500         --        50,000           $ 85(4)
  and Clerk

Angelo V. Alioto........................    1999     $129,700    $17,100        23,000           $220(4)
Vice President Marketing                    1998     $119,200         --        25,000           $420(4)
  and Sales                                 1997     $104,000         --        10,000           $288(4)

Julian G. Blake, Ph.D. (3)..............    1999     $136,800    $18,100        25,000           $240(4)
Vice President Engineering                  1998      $95,000         --        40,000           $275(4)

Bernhard F. Cordts, III, Ph.D...........    1999     $104,300    $10,300         5,000           $100(4)
Vice President Wafer Technology             1998      $97,900         --        10,000           $167(4)
                                            1997      $92,000         --        10,000           $271(4)

------------------------

(1) Mr. Reid was appointed President and Chief Executive Officer effective December 1, 1997.

(2) Ms. Nelson was appointed Chief Financial Officer, Treasurer and Clerk effective February 2, 1998.

(3) Dr. Blake was appointed Vice President of Engineering effective February 4, 1999.

(4) All Other Compensation consists of the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer in the amount of $100,000.

OPTION GRANTS

    The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 1999.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

                                                                                                    POTENTIAL
                                                       INDIVIDUAL GRANTS                           REALIZABLE
                                    --------------------------------------------------------    VALUE AT ASSUMED
                                                        % OF                                     ANNUAL RATES OF
                                      NUMBER OF        TOTAL                                       STOCK PRICE
                                     SECURITIES       OPTIONS                                   APPRECIATION FOR
                                     UNDERLYING      GRANTED TO      EXERCISE                    OPTION TERM (3)
                                       OPTIONS      EMPLOYEES IN      PRICE       EXPIRATION   -------------------
NAME                                GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)(2)      DATE         5%        10%
----                                -------------   ------------   ------------   ----------   --------   --------
Martin J. Reid....................      50,000          22.86%        $11.75         2/4/09    $370,125   $934,125
Debra L. Nelson...................      19,000           8.69%        $11.75         2/4/09    $140,648   $354,968
Angelo V. Alioto..................      23,000          10.51%        $11.75         2/4/09    $170,258   $429,698
Julian G. Blake, Ph.D.............      25,000          11.43%        $11.75         2/4/09    $185,063   $467,063
Bernhard F. Cordts, III, Ph.D.....       5,000           2.29%        $18.00        4/15/09    $ 56,700   $143,100

------------------------

(1) Messrs. Reid and Alioto, Dr. Blake and Ms. Nelson's options were granted pursuant to the 1997 Plan and Dr. Cordts options were granted pursuant to the 1993 Plan. All options are incentive stock options which vest in four equal annual installments commencing one year from the date of grant. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1993 and 1997 Plans and the applicable option agreement. In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options, including those options included in this table, will become immediately vested, unless a provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

(2) Under the terms of the 1993 Plan, the exercise price of incentive stock options may be no less than (a) the average of the closing prices of the Common Stock for the ten consecutive trading days immediately preceding the grant date or (b) the closing price of the Common Stock for the trading day immediately preceding the grant date. Under the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 1999. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999 and the value of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF THE UNEXERCISED
                                   SHARES                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  ACQUIRED                       AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(1)
                                     ON           VALUE      ---------------------------   ---------------------------
             NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   -----------   -----------   -------------   -----------   -------------
Martin J. Reid.................     29,000     $1,063,625      76,000          85,000      $3,059,000      $3,302,500
Debra L. Nelson................     10,000     $  386,313       6,666          52,334      $  278,305      $2,111,310
Angelo V. Alioto...............     43,999     $1,188,653          --          43,001      $       --      $1,712,418
Julian G. Blake, Ph.D..........      5,000     $  198,063       8,333          51,667      $  324,987      $1,986,888
Bernhard F. Cordts, III,
  Ph.D.........................     42,999     $1,109,606          --          15,001      $       --      $  581,918

------------------------

(1) The value of unexercised in-the-money options at December 31, 1999 is based on the difference between the fair market value for the Company's Common Stock of $49.625 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1999) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has an employment agreement with Martin J. Reid. This agreement provides that Mr. Reid is to serve as President and Chief Executive Officer of the Company until November 2000 at an annual base salary of $175,000. In February 1999, his annual salary was increased to $195,000. The agreement also provides that Mr. Reid will be paid an annual bonus of up to 30% of his annual base salary if his performance and the Company's performance satisfy certain predetermined goals mutually agreed upon by Mr. Reid and the Board of Directors at the beginning of each one year period. See "Report of Compensation Committee on Executive Compensation--Annual Incentive Bonuses." In the event that
Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice.

    In September 1999, the Company entered Change of Control Agreements with Martin J. Reid and Debra L. Nelson. In the event that Mr. Reid's or
Ms. Nelson's employment is terminated in connection with a Change of Control of the Company, they will be paid a lump sum equal to (i) twice the highest annual salary for the preceding three year period for Mr. Reid and (ii) the highest annual salary for the preceding three year period for Ms. Nelson. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under the agreements, each of Mr. Reid and Ms. Nelson will also be provided health benefits for a period of time following termination or until the date they become eligible for such coverage offered by a subsequent employer if earlier. Mr. Reid is entitled to these benefits for two years and Ms. Nelson is entitled to these benefits for one year. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

    All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

    In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee in 1999 consisted of Peter H. Rose, Donald McGuinness and Robert L. Gable, all non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.

BASE SALARY AND BENEFITS

    The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

ANNUAL INCENTIVE BONUSES

    The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals and financial performance goals for the Company. In the case of Mr. Reid, bonus awards may be granted under this broad management bonus arrangement which exceed the percentage set forth as available under his employment agreement.

STOCK OPTIONS

    The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997 under an employment agreement which terminates on November 30, 2000. Mr. Reid was paid an annual base salary of $195,000 during 1999 and his base pay is subject to increase from time to time by action of the Board. The agreement also provides that Mr. Reid will be paid an annual bonus of up to 30% of his annual base salary if his performance and the Company's performance satisfy certain predetermined goals mutually agreed upon by Mr. Reid and the Board of Directors at the beginning of each one year period. See "--Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. On December 1, 1997, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vest in three equal annual installments commencing one year from the grant date. In addition, on February 4, 1999, Mr. Reid was granted options to purchase 50,000 shares of Common Stock at fair market value of the date of grant. The options vest in four equal annual installments commencing one year from the grant date.

    In September 1999, the Company entered into a Change of Control Agreement with Mr. Reid. In the event that Mr. Reid's employment is terminated in connection with a Change of Control of the Company, Mr. Reid will be paid twice his highest annual salary during the preceding three year period. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under this agreement, Mr. Reid will also be provided health benefits until the earlier of two years following his termination or the date he becomes eligible for such coverage offered by a subsequent employer. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

    Mr. Reid's salary and bonus structure is consistent with that received by his counterparts in similar-sized companies in semiconductor--related industries and other comparable companies.

                                          THE COMPENSATION COMMITTEE:
                                          Robert L. Gable
                                          Donald F. McGuinness
                                          Peter H. Rose

                               PERFORMANCE GRAPH

    The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1995 and plotted at the end of each fiscal year thereafter, in each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Media General Financial Services SIC Code Index 3674--Semiconductors, Related Devices--which consists of other companies in the semiconductor industry. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
          IBIS TECHNOLOGY CORP.  SIC CODE INDEX  NASDAQ MARKET INDEX
1/1/95                  $100.00         $100.00              $100.00
12/31/95                $430.30         $162.40              $129.71
12/31/96                $339.39         $261.45              $161.18
12/31/97                $375.76         $272.45              $197.16
12/31/98                $512.12         $410.21              $278.08
12/31/99              $2,406.06         $882.59              $490.46

RELATIVE DOLLAR VALUES

                                       1/1/95     12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                       -------    -------    -------    -------    -------    --------
Ibis Technology Corporation            $100.00    $430.30    $339.39    $375.76    $512.12    $2406.06
SIC Code Index                         $100.00    $162.40    $261.45    $272.45    $410.21    $ 882.59
Nasdaq Market Index                    $100.00    $129.71    $161.18    $197.16    $278.08    $ 490.46

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS

    In 1999, the Company was not a party to any transaction or business relationship in which the amount involved exceeded $60,000 involving any of its officers, directors or 5% stockholders.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

    The Company's Restated Articles of Organization and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Articles of Organization and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of eight members, classified into three classes as follows: Geoffrey Ryding and Leslie B. Lewis constitute a class with a term which expires at the upcoming Meeting (the
"Class III directors"), Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2001 (the "Class I directors"), Peter
H. Rose, Donald F. McGuinness and Lamberto Raffaelli constitute a class with a
term ending in 2002 (the "Class II directors").   At each annual meeting of
stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    Pursuant to the Company's Restated Articles of Organization and Restated By-Laws, on February 24, 2000 the Board of Directors voted to (i) set the size of the Board of Directors at eight and (ii) nominate Geoffrey Ryding and Leslie
B. Lewis (the Class III directors) for election at the Meeting for a term of three years to serve until the 2003 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (the Class I directors) and Donald F. McGuinness, Peter H. Rose and Lamberto Raffaelli (the Class II directors) will serve until the Annual Meetings of Stockholders to be held in 2001 and 2002, respectively, and until their respective successors have been elected and qualified.

    Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

    The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF GEOFFREY RYDING AND LESLIE
B. LEWIS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                 ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK
               PURCHSE PLAN AND THE RESERVATION OF 300,000 SHARES
                    OF COMMON STOCK ISSUABLE UNDER THIS PLAN
                                (NOTICE ITEM 2)

GENERAL

    On February 24, 2000, the Board of Directors adopted, subject to shareholder approval, the Ibis Technology Corporation 2000 Employee Stock Purchase Plan (the "Purchase Plan") pursuant to which a total of 300,000 shares of the Company's Common Stock may be sold to eligible employees of the Company at a discount from the market value of the shares. The Board of Directors adopted the Purchase Plan because the Directors believe that it is desirable to offer employees an inducement to acquire an ownership interest in the Company on a tax-favored basis.

THE PURCHASE PLAN

    All employees that work 20 hours or more per week, who have been continuously employed by the Company for at least the three months immediately prior to any offering period and who are not considered temporary employees are eligible to participate in the Purchase Plan. Temporary employees are defined as employees who are employed by the Company for a specified period of time, less than six months. However, any employee who would own more than 5% of the voting power of the Company's stock immediately after a grant under the Purchase Plan is not eligible to participate and no participant may purchase more than $25,000 of Common Stock, based on the undiscounted value of the Common Stock at the beginning of each offering period, in any one calendar year.

    The Purchase Plan is implemented by a series of offering periods, with a new offering period starting on June 1 and December 1 of each year (or such other times as may be determined by the Board of Directors). If the Purchase Plan is approved, the first offering period will begin on June 1, 2000. To participate in the Purchase Plan, an eligible employee will authorize the Company to deduct up to 15% of the employee's pay, not to exceed $21,250 per year, beginning on the first day of each designated offering period. On the first day of each offering period, each eligible employee who has elected to participate in the Purchase Plan will be granted an option to purchase shares of the Company's Common Stock. Unless a participating employee withdraws from the Purchase Plan prior to the end of the offering period, on the last day of the offering period the option will be automatically exercised for the purchase of a number of shares of the Company's common stock determined by dividing the employees contributions during the offering period by the lesser of (i) 85% of the fair market value of the Common Stock on the first day of the offering period, or
(ii) 85% of the fair market value of the Common Stock on the last day of the offering period. Under the Purchase Plan, the fair market value of a share of Common Stock on a given date shall be determined by the Board of Directors based on the closing sale price of the Common Stock for such date (or if the Common Stock is not traded on such date, on the immediately preceding trading date), as reported on the Nasdaq National Market.

    A participant may, on one occasion only during an offering period, decrease the amount of payroll deductions or may withdraw from participation in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan or becomes ineligible to participate in the Purchase Plan, any accumulated employee contributions are paid back to such participant.

    The Board of Directors may amend or terminate the Purchase Plan at any time and in any respect without shareholder approval unless shareholder approval of the amendment in question is required under

Massachusetts law, the Internal Revenue Code of 1986, as amended (the "Code"), any applicable exemption from Section 16 of the Securities Exchange Act of 1934, as amended, for which the Company intends transactions by executive officers or directors of the Company to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, or under any other applicable laws, rules, or regulations. The Purchase Plan will continue in effect for a term of ten years, subject to the right of the Board of Directors to terminate the Purchase Plan at any earlier time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and, as a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Code. A participant in an offering under the Purchase Plan will not recognize income subject to Federal income tax at the commencement of an offering period or at the time shares are purchased. However, any discount from the market price on the purchase date may be subject to employment taxes (FICA and FUTA). No Federal income tax consequences result to the Company at the commencement of an offering period under the Purchase Plan, upon the subsequent purchases of Common Stock by participants, or upon the disposition of shares acquired under the Purchase Plan other than with respect to a disqualifying disposition (as described below). If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to fifteen percent (15%) of the market price of the shares on such commencement date; any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

    If the shares are disposed of within either the two-year or one-year periods mentioned above (a so-called disqualifying disposition), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the Company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the Company.

    As of February 29, 2000, a total of approximately 98 employees of the Company, including all officers, are eligible to participate in the Purchase Plan. However, it is not possible to determine how many employees will elect to participate, the amount that participating employees will elect to contribute, or the number of shares which may be purchased and the price thereof under the Purchase Plan. Because purchases by all eligible employees is elective, the benefits that would have been received by employees, or by any particular class of employees, for the last fiscal year of the Company may not be determined. If the Purchase Plan is not approved by shareholders, it will be null, void, and of no force or effect.

    The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to adopt the Purchase Plan and reserve 300,000 shares of Common Stock for issuance under the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF 300,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THIS PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                (NOTICE ITEM 3)

    The Board of Directors has appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. The Board proposes that the Stockholders ratify this appointment. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 1999. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    In the event that ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

    The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

          AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                (NOTICE ITEM 4)

    The Company's Restated Articles of Organization (the "Articles of Organization") authorize the issuance of 20,000,000 shares of Common Stock, $.008 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. On February 24, 2000, the Board of Directors of the Company unanimously approved an amendment to the Articles of Organization to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and to submit the proposed amendment to the stockholders at the Annual Meeting.

PURPOSE AND EFFECT OF THE AMENDMENT

    The general purpose and effect of the proposed amendment to the Company's Articles of Organization will be to authorize 30,000,000 additional shares of Common Stock to create a sufficient reserve of shares of Common Stock for future needs of the Company. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, grants of stock options, payment of stock dividends, stock splits or other recapitalizations.

    The Company currently has 20,000,000 authorized shares of Common Stock. As of February 29, 2000, the Company had 8,232,179 shares issued and outstanding, and of the remaining 11,767,821 authorized but unissued shares, the Company has reserved approximately 30,655 shares in connection with the possible exercise of outstanding warrants and 895,427 shares pursuant to the Company's option plans. The Company also has remaining 1,000,000 shares registered for sale on an S-3 Registration Statement declared effective by the Securities and Exchange Commission in July 1999.

    Except in connection with the aggregate of 926,082 shares reserved for warrants and options described above, the Company currently has no plans, arrangements or understandings for the issuance of additional shares of Common Stock. However, opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interest of the Company and the stockholders to issue additional shares of Common Stock in the future, the Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulations. The proposed amendment would give the Board of Directors the flexibility to act promptly when it determines that issuance of additional shares is in the best interest of the Company.

    The increase in the number of authorized shares of Common Stock may have a dilutive effect on existing stockholders and also could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

VOTE

    The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will be required to approve the amendment to the Company's Articles of Organization increasing the number of authorized shares of Common Stock from 20,000,000 to 50,000,000.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2001, stockholder proposals must be received no later than December 4, 2000. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than March 5, 2001 and no earlier than February 3, 2001. All stockholder proposals should be marked for the attention of Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 01923.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:

        Investor Relations
       Ibis Technology Corporation
       32 Cherry Hill Drive
       Danvers, Massachusetts 01923

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Debra L. Nelson

                                          Debra L. Nelson
                                          Clerk

April 3, 2000

                                                                      APPENDIX A

                          IBIS TECHNOLOGY CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    The following constitute the provisions of the 2000 Employee Stock Purchase Plan (the "Plan") of Ibis Technology Corporation (the "Company").

        1. PURPOSE. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2. DEFINITIONS.

           (a) "BOARD" shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

           (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

           (c) "COMMON STOCK" shall mean the Common Stock, $.008 par value, of the Company.

           (d) "COMPANY" shall mean Ibis Technology Corporation, a Massachusetts corporation.

           (e) "COMPENSATION" shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation but shall exclude relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

           (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

           (g) "CONTRIBUTIONS" shall mean all amounts credited to the account of a participant pursuant to the Plan.

           (h) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

           (i) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries and is not considered a temporary employee as defined in the Company's Policy Manual.

           (j) "EXERCISE DATE" shall mean the last day of each Offering Period of the Plan.

           (k) "OFFERING DATE" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but on or prior to the first business day of the fourth calendar month within such Offering Period, the term "Offering Date" shall mean the first business day of such fourth calendar month coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

           Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

           (l) "OFFERING PERIOD" shall mean a period of six months.

           (m) "PLAN" shall mean this Ibis Technology Corporation 2000 Employee Stock Purchase Plan.

           (n) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3. ELIGIBILITY.

           (a) Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) and the limitations imposed by
       Section 423(b) of the Code.

           (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company; or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (b).

        4. OFFERING PERIODS. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on June 1 and December 1 of each year (or at such other time or times as may be determined by the Board of Directors). The initial Offering Period shall commence at a time to be determined by the Board. The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

        5. PARTICIPATION.

           (a) An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

           (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Periods to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

        6. METHOD OF PAYMENT OF CONTRIBUTIONS.

           (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 15% of such participant's Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 15% of the participant's aggregate Compensation during said Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

           (b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate. THE CHANGE IN RATE SHALL BE EFFECTIVE AS OF THE BEGINNING OF THE NEXT PAYROLL PERIOD FOLLOWING THE DATE OF THE FILING OF SUCH NEW ENROLLMENT FORM, IF THE ENROLLMENT FORM IS COMPLETED AT LEAST FIVE
       (5) BUSINESS DAYS PRIOR TO SUCH DATE, AND, IF NOT, AS OF THE BEGINNING OF THE NEXT SUCCEEDING PAYROLL PERIOD.

           (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time and for so long as the aggregate of all payroll deductions accumulated with respect to the current Offering Period and any other Offering Period ending within the current calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant's Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

        7. GRANT OF OPTION.

           (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or
       (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Common Stock shall be determined as provided in
       Section 7(b) herein.

           (b) The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board based on the closing sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing sale price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in THE WALL STREET JOURNAL.

        8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. DELIVERY. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form. Any cash remaining in a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

        10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

           (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

           (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14 hereof, and his or her option will be automatically terminated.

           (c) In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

           (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

        11. INTEREST. No interest shall accrue on the Contributions of a participant in the Plan.

        12. STOCK.

           (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee's account not applied to the purchase of stock pursuant to this Section 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

           (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

        13. ADMINISTRATION. The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

        14. DESIGNATION OF BENEFICIARY.

           (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

           (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15. TRANSFERABILITY. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10 hereof.

        16. USE OF FUNDS. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

        17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19. AMENDMENT OR TERMINATION. The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18 hereof, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

        20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

        23. RIGHTS AS A STOCKHOLDER. Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No optionee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company's share register.

        24. TERM OF PLAN. The Plan became effective upon its adoption by the Board of Directors in February, 2000 and shall continue in effect for a term of ten years unless sooner terminated under paragraph 19 hereof.

        25. APPLICABLE LAW. This Plan shall be governed in accordance with the laws of State of Massachusetts, applied without giving effect to any conflict-of-law principles.

                                                                      APPENDIX B
PROXY                      IBIS TECHNOLOGY CORPORATION                     PROXY
         THIS PROXY IS BEING SOLICITED BY IBIS TECHNOLOGY CORPORATION'S
                               BOARD OF DIRECTORS

    The undersigned, hereby appoints Martin J. Reid and Debra L. Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Ibis Technology Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts, at 10:00 a.m. local time on Thursday, May 4, 2000, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

    THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

1. Election of two (2) Class III Directors:    Geoffrey Ryding and Leslie B.
Lewis

  / / FOR                              / / WITHHELD

                   / / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Proposal to approve the adoption of the Company's 2000 Employee Stock Purchase Plan and the reservation of 300,000 shares of Common Stock for issuance under this plan.

  / / FOR                 / / AGAINST                / / ABSTAIN

3. Proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.
  / / FOR                 / / AGAINST                / / ABSTAIN

4. Proposal to approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares.
  / / FOR                 / / AGAINST                / / ABSTAIN

                                                              (SEE REVERSE SIDE)

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                               Please sign exactly as name(s)
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

                                               _________________________________
                                               Signature                    Date

                                               _________________________________
                                               Signature                    Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ABOVE. YOU NEED NOT MARK ANY BOXES.